THE PEP BOYS - MANNY, MOE & JACK
LEGACY PLAN
(formerly part of The Pep Boys - Manny, Moe & Jack
Executive Supplemental Retirement Plan)

RECITALS
            WHEREAS, The Pep Boys - Manny, Moe & Jack, a Pennsylvania corporation
(the ?Company?), established an Executive Supplemental Pension Plan (hereinafter referred to as the ?Supplemental Plan?) effective January 1, 1982;
            WHEREAS, the Company previously amended and completely restated the
Supplemental Plan effective January 1, 1988, and further amended and restated the Supplemental
Plan effective on February 13, 1992, March 31, 1995, and March 26, 2002;
            WHEREAS, pursuant to resolutions adopted March 3, 2004, the Board changed the name of the Supplemental Plan to the ?Executive Supplemental Retirement Plan? (the
?Executive Plan?) and amended and restated the Executive Plan with respect to certain of those individuals who were Eligible Employees (as defined in the Executive Plan) on such date, altered the method of delivering benefits for certain specified Legacy Plan Participants and gave others an election as to the manner in which they were credited with a benefit;

                WHEREAS, the foregoing changes were incorporated into an amendment and restatement of the Executive Plan, effective as of January 31, 2004;
            WHEREAS, the Company now desires to amend the Executive Plan to comply with the requirements of section 409A of the Code and its corresponding final regulations;
             WHEREAS, the Company also now desires to split the Executive Plan into two separate independent plan documents, with one plan document covering Non-Legacy Plan
Participants, the Non-Legacy Plan, and the other plan document covering Legacy Plan
Participants, this Plan;
            WHEREAS, effective January 1, 2009, this Plan document is intended to reflect the split of the Executive Plan and to cover all Legacy Plan Participants who were entitled to receive a benefit from the Executive Plan as of December 31, 2008, but did not receive their benefit from the Executive Plan as of such date in accordance with terms of the Executive Plan, and to implement changes required pursuant to and consistent with section 409A of the Code;
            WHEREAS, as permitted by the transition relief set forth in the Proposed
Regulations under section 409A of the Code and IRS Notice 2007-86, all amounts payable under the Plan for periods on and after January 1, 2009 shall be paid to the Legacy Plan Participants in a single lump sum payment in January 2009 and no further distributions will be made from the
Plan;

                WHEREAS, benefit payments commencing prior to January 1, 2009 are governed by the terms of the Executive Plan as it existed prior to the Effective Date and are either grandfathered from the requirements of section 409A of the Code or payable pursuant to a fixed schedule as required by, and in compliance with, section 409A of the Code, with payments made between January 1, 2005 and December 31, 2008 that are subject to the requirements of section
409A, the Executive Plan has been operated in accordance with transition relief established by the Treasury Department and Internal Revenue Service pursuant to section 409A of the Plan; and
            WHEREAS, Section 9.1 of the Executive Plan authorizes the Board to amend the
Executive Plan.
            NOW, THEREFORE, the portion of the Executive Plan relating to Legacy Plan
Participants, is hereby amended and restated, effective as of January 1, 2009, as follows:

ARTICLE I
Definitions
            1.1        ?Actuarial Equivalent Benefit? shall mean as such term is defined in the
Executive Plan.
            1.2        ?Administrator? or ?Plan Administrator? shall mean a committee composed of three or more persons designated from time to time by the Board.
            1.3        ?Board? shall mean the Board of Directors of the Company.
            1.4         ?Code? shall mean the Internal Revenue Code of 1986, as amended from time to time and includes any regulations issued thereunder.
            1.5        ?Company? shall mean The Pep Boys - Manny, Moe & Jack, a
Pennsylvania corporation.
            1.6        ?Effective Date? shall mean January 1, 2009.
            1.7        ?Eligible Employee? shall mean an employee of the Employer who was a
Legacy Plan Participant in the Executive Plan immediately prior to the Effective Date and is employed by the Employer on the Effective Date. On and after the Effective Date no additional employees shall be designated as an Eligible Employee under this Plan. Any individual who is participating in the Non-Legacy Plan shall not qualify as an Eligible Employee for purposes of this Plan.
            1.8        ?Employer? shall mean the Company or any of its subsidiaries.
            1.9        ?ERISA? shall mean the Employee Retirement Income Security Act of
1974, as amended from time to time and includes any regulations issued thereunder.
            1.10        ?Executive Plan? shall mean such term as is defined in the Recitals of this
Plan.
            1.11        ?Legacy Plan Participant? shall mean any individual who was deemed as such under the Executive Plan and was entitled to receive a benefit under the Executive Plan immediately prior to the Effective Date.
            1.12        ?Non-Legacy Plan? shall mean The Pep Boys ? Manny, Moe & Jack
Executive Account Plan.
            1.13        ?Participant? shall mean each Legacy Plan Participant who is an Eligible
Employee who is entitled to receive a benefit from the Executive Plan immediately prior to the
Effective Date and did not receive full payment of his or her benefit under the Executive Plan immediately prior to the Effective Date.
            1.14        ?Pension Plan? shall mean the funded defined benefit pension plan of the
Company titled The Pep Boys ? Manny, Moe & Jack Pension Plan, as in effect on any date of determination.
            1.15        ?Plan? shall mean The Pep Boys - Manny, Moe & Jack Legacy Plan, as set forth herein as of the Effective Date, and the same as may be further amended from time to time.
            1.16        ?Plan Year? shall mean the calendar year.
            1.17        ?Separation Date? shall mean the last day on which a Participant is employed by an Employer on account of a Separation From Service.
            1.18         ?Separation From Service? shall mean a Participant?s separation from service with the Employer within the meaning of section 409A of the Code and the regulations issued thereunder.
            1.19        ?Specified Employee? shall mean any Participant who, at any time during the twelve month period ending on the identification date (as determined by the Company or its delegate), is a specified employee under section 409A of the Code, as determined by the
Company (or its delegate). The determination of ?specified employees,? including the number and identity of persons considered ?specified employees? and identification date, shall be made by the Company (or its delegate) in accordance with the provisions of sections 416(i) and 409A of the Code and the regulations issued thereunder.
ARTICLE II
Participation
            2.1        Continued Participation. Each Legacy Plan Participant who did not
receive full payment of his or her benefit under the Executive Plan immediately prior to the
Effective Date shall be an Eligible Employee in the Plan as of the Effective Date and such
Legacy Plan Participant?s benefit shall be governed by the terms of the Plan as set forth herein for periods on and after the Effective Date.
            2.2        Termination. A Legacy Plan Participant?s active participation in the Plan shall terminate on the date such Legacy Plan Participant has received full payment of the benefit owed to him or her under the Plan.
            2.3        New Participants. No individual shall be eligible to first become a
Participant in the Plan on or after the Effective Date.
ARTICLE III
Distribution of Benefits
            3.1        Distribution of Benefit. Each Participant in the Plan shall receive a lump sum payment equal to the value of the Actuarial Equivalent Benefit that would be payable to such Participant in an optional form of settlement as a single lump sum under the Executive Plan immediately prior to the Effective Date, reduced by the amount of any distribution made pursuant to Section 8.11(b) below. The amount each such Participant shall receive is set forth in the attached Exhibit A. Such lump sum payment shall be paid to each such Participant in cash in
January 2009 and no further amounts shall be payable to any Participant under the Plan.
ARTICLE IV
Termination and Amendments
            4.1        Amendments. The Company may amend this Plan in whole or in part by appropriate resolution of the Board; provided, however, that, no amendment shall (i) decrease or limit any benefits or rights accrued under the Plan prior to the date of the amendment, or (ii)
modify any provision of this Article IV without the consent of a majority of the Legacy Plan
Participants affected by such amendment. Notwithstanding the foregoing, the Board, without the consent of a Participant, may make all technical, administrative, regulatory and compliance amendments to the Plan that the Board deems necessary and appropriate so that the Plan meets the requirements of section 409A of the Code.
            4.2        Termination. The Company reserves the right to terminate this Plan in its entirety at any time by an appropriate resolution of the Board; provided, however, that any termination of the Plan shall not (i) terminate or diminish any benefits then payable under the
Plan, (ii) terminate or diminish any benefits payable in the future under the Plan with respect to benefits accrued as of the date of termination of the Plan, or (iii) decrease or limit any benefits or rights accrued under the Plan prior to the date of termination without the consent of a majority of the Participants affected by such termination. Any termination of the Plan shall be done in a manner that complies with the requirements of Treas. Reg. section 1.409A-3(j)(4)(ix) (or any successor regulation thereto).
ARTICLE V
Plan Administration
            5.1        Named Fiduciary and Plan Administrator. The committee designated by the Board shall be the Administrator and ?named fiduciary? (within the meaning of ERISA) of this Plan. The Administrator shall have the authority to control and manage the operation and, administration of the Plan. The Administrator shall act by majority vote of the committee members. No Participant who is a member of the committee shall participate in committee decisions affecting him.
            5.2        Delegation of Duties. The Administrator may (a) delegate all or a portion of the responsibilities of controlling and managing the operation and administration of the Plan to one or more persons; and (b) appoint such agents, advisors, counsel, or other representatives to render advice with regard to any of its responsibilities under the Plan. Wherever the term
?Administrator? is used herein in connection with the operation or administration of the Plan, such term shall include all delegates appointed by the Administrator.
            5.3        Powers and Duties. The authority and responsibility to control and manage the operation and administration of the Plan shall include, but shall not be limited to, the performance of the following acts:
                  (a)        The filing of all reports required of the Plan.
                  (b)        The distribution to Participants and beneficiaries of all reports and other information required of the Plan.
                  (c)        The keeping of complete records of the administration of the Plan.
                  (d)        Developing rules and regulations for administration and
interpretation of the Plan consistent with the terms and provisions of the Plan.
                  (e)        The interpretation of the Plan including the determination of any questions of fact arising under the Plan and the making of all decisions required by the Plan. The construction of the Plan and any actions and decision taken thereon in good faith by the
Administrator shall be final and conclusive. The Administrator may correct any defect, or supply any omission, or reconcile any inconsistency in the Plan in such manner and to such extent as shall be expedient to carry the Plan into effect and shall be the sole judge of such expediency.
The Administrator?s determinations (including those made by any person or persons to whom the
Administrator?s power has been delegated hereunder) on all matters relating to the Plan shall be final, binding and conclusive for all purposes, upon all persons, including without limitation, the
Company and any other Employer, all Participants and their respective beneficiaries and successors hereunder. Each Participant, by accepting status as a Participant in the Plan agrees that (i) all benefits shall be paid strictly in accordance with the terms of the Plan, and (ii) that the
Administrator shall have the discretion and authority set forth in this Article V and in the Plan generally.
            5.4        Payment of Expenses. All expenses of the Administrator shall be paid by the Company.
            5.5        Indemnity of Plan Administrator. The Company shall indemnify the Plan
Administrator or any individual who is a delegate against any and all claims, loss, damage, expense or liability arising from any action or failure to act, except when due to gross negligence or willful misconduct.
            5.6        Agent for Service of Process. The Company shall be the agent for the
Plan for service of legal process.
ARTICLE VI
Claims Procedure
            6.1        Claim. A Participant or his or her beneficiary or authorized representative
(each one being hereinafter referred to as a ?Claimant?) who expects a benefit under the Plan which he has not received may file a formal claim for benefits under the Plan with the
Administrator. The Administrator shall review the claim and render a determination relating to the claim based on this Plan document (including the Administrator?s power and authority to interpret and construe the Plan and to make rules relating to the administration of the Plan) and consistent with prior determinations rendered with respect to similarly situated claims. The
Administrator shall notify the Claimant within ninety (90) days of the receipt of the claim of the
Administrator?s determination relating to the claim, unless the Administrator determines that special circumstances require an extension of time for processing a claim, in which case the
Administrator shall notify the Claimant of the extension within ninety (90) days of receipt of the claim, specifying the special circumstances requiring an extension and the date by which it expects to render a determination on the claim, which determination must be rendered and notice given to the Claimant no later than the 180th day following the receipt of the claim. If an extension is required because the Claimant failed to submit the information necessary to decide a claim, the time period for making a benefit determination set forth in the prior sentence shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the Claimant responds to the request for additional information. The determination notice shall be in writing, sent by regular mail to the address specified by the
Claimant or if none is specified to the Claimant?s last known address, and must contain the following information:
                  (a)        The specific reasons for a determination adverse to the Claimant, if applicable;
                  (b)        The specific reference to the pertinent Plan provision(s) on which the determination is based;
                  (c)        If applicable, a description of any additional information or material necessary to perfect the claim, and an explanation of why such information or material is necessary; and
                  (d)        An explanation of the claims review procedure and the time limitations of the review procedure applicable thereto, including a statement of the Claimant?s right to bring a civil action under section 502(a) of ERISA following an appeal of any adverse benefit determination.
For purposes of this Article VI, claims, notifications and determinations shall be deemed to be received when actually received and parties shall be deemed to be notified and a notification shall be deemed to be sent or submitted on the date that such notification is postmarked or actually delivered by courier if not mailed.
            6.2        Appeal Procedure. A Claimant is entitled to request an appeal of any adverse determination of his or her claim by the Administrator. The request for appeal must be submitted in writing within 60 days of the receipt by the Claimant of the notification of an adverse claim determination. Absent a request for appeal within the 60-day period, the determination of the Administrator regarding the claim will be deemed to be final and conclusive. During the appeal process, the Claimant shall have a reasonable opportunity to submit written comments, documents, records and other information relating to the claim and shall be entitled, free of charge, to reasonable access to and copies of all documents, records and other information relevant to the claim. The Administrator shall review the appeal of the initial claim determination (including all comments, documents, records and other information submitted by the Claimant, regardless of whether such information was submitted with the original claim) and render a final determination.
            6.3        Final Determination. Within 60 days following receipt by the
Administrator of the Claimant?s request for appeal, the Administrator shall render a final determination relating to the claim, unless the Administrator determines that special circumstances (such as the need to hold a hearing) require an extension of time for processing the appeal, in which case the Administrator shall notify the Claimant of such extension within 60 days following receipt by the Administrator of the request for appeal, specifying the special circumstances requiring an extension and the date by which it expects to render a final determination on the appeal, which determination must be rendered and notice given to the
Claimant no later than the 120th day following the receipt by the Administrator of the request for appeal. If an extension is required because the Claimant failed to submit the information necessary to decide a claim, the time period for making a benefit determination set forth in the prior sentence shall be tolled from the date on which the extension notification is sent to the
Claimant until the date on which the Claimant responds to the request for additional information.
The final determination shall be made in writing to the Claimant. The final determination shall
(i) recite the specific reasons for a determination adverse to the Claimant, if applicable, with specific reference to the pertinent Plan provision(s) on which the determination is based, (ii) state that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the claim and (iii) state that the Claimant has a right to bring an action under section 502(a) of ERISA.
ARTICLE VII
Source of Benefits and Payments
            7.1        Unfunded Plan. The Plan is intended to constitute an ?unfunded? plan of deferred compensation for Participants. Benefits payable hereunder shall be payable out of the general assets of the Company, and no segregation or any assets whatsoever for such benefits shall be made. Nothing contained herein shall give any Participant or beneficiary any rights to assets that are greater than those of a general creditor of the Employer.
            7.2        Non-Alienation. None of the payments, benefits or rights of a Participant or beneficiary thereof shall be subject to any claim of any creditor of such person and, in particular, to the fullest extent permitted by law, shall be free from attachment, garnishment, trustee?s process, or any other legal or equitable process available to any creditor of such person.
No Participant or beneficiary thereof shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he may expect to receive, contingently or otherwise, under this Plan, except the right to designate a beneficiary or beneficiaries as hereinabove provided.
            7.3        Incapacity. If the Company determines that a person entitled to receive any benefit payment is under a legal disability or is incapacitated in any way so as to be unable to manage his or her financial affairs, the Company may make payments to such person?s legal representative or to a relative or other person for his or her benefit, or apply the payment for the benefit of such person in such manner as the Company considers advisable. Any payment of a benefit in accordance with the provisions of this Section 7.3 shall be a complete discharge of any liability to make such payment.
ARTICLE VIII
Miscellaneous
            8.1        Effective Date. This Plan is effective as of the Effective Date and shall be applicable only to Legacy Plan Participants who did not receive full distribution of his or her benefit from the Executive Plan prior to the Effective Date. The rights and benefits of any
Legacy Plan Participant who commenced benefit payments prior to January 1, 2009 are governed by the terms of the Executive Plan as it existed prior to the Effective Date and are either grandfathered from the requirements of section 409A of the Code or payable pursuant to a fixed schedule as required by, and in compliance with, section 409A of the Code, with payments made between January 1, 2005 and December 31, 2008, the Executive Plan has been operated in accordance with transition relief established by the Treasury Department and Internal Revenue
Service pursuant to section 409A of the Plan. The rights and benefits of a Non-Legacy Plan
Participant shall not be governed by the terms of this Plan.
            8.2        Employment Obligations. The establishment of this Plan shall not be construed as creating any contract of employment between the Employer and any Participant.
Nothing in this Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Employer, nor shall it interfere with the rights of the Employer to terminate the employment of any Participant and/or to take any personnel action affecting any
Participant without regard to the effect that such action may have upon such Participant as a recipient or prospective recipient of benefits under the Plan. Any amount payable hereunder shall not be deemed salary or other compensation to a Participant for the purposes of computing benefits to which the Participant may be entitled under any qualified retirement arrangement established by the Employer for the benefit of its employees. Nothing herein contained shall give any Participant the right to inspect the books of the Company or to interfere with the right of the Employer to discharge any Participant from employment at any time for any reason whatsoever, with or without cause.
            8.3        No Limitation of Employer Action. Nothing contained in the Plan shall be construed to prevent the Employer from taking any action that is deemed by it to be appropriate or in its best interest. No Participant, beneficiary, or other person shall have any claim against the Employer as a result of such action.
            8.4        Conflicts of Law. All matters respecting the validity, effect, interpretation and administration of this Plan shall be determined in accordance with the laws of the
Commonwealth of Pennsylvania, except to the extent superseded by ERISA.
            8.5        References. The masculine pronoun shall include the feminine and the singular form shall include the plural, as necessary for proper interpretation of this Plan.
            8.6        Withholding Taxes. The Employer may make such provisions and take such actions as it may deem necessary or appropriate for the withholding of any taxes that the
Employer is required to withhold by any law or regulation of any governmental authority, whether Federal, state or local, to withhold in connection with any amounts credited and benefits distributed under the Plan. Each Participant (or his or her beneficiary); however, shall be responsible for the payment of all individual tax liabilities resulting from any such benefits.
            8.7        Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the
Plan.
            8.8        Successors. The provisions of this Plan shall bind and inure to the benefit of the Employer and its successors and assigns. The term, ?successors,? as used herein, shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Employer, and successor of any such corporation or other business entity.
            8.9        Headings. Headings are inserted in this Plan for convenience of reference only and are to be ignored in the construction of the provisions of the Plan.
            8.10        Notice. Any notice required or permitted under the Plan shall be sufficient if in writing and hand delivered or sent by registered or certified mail. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Mailed notice to the Administrator shall be directed to the Company?s corporate headquarters. Mailed notice to a Participant or beneficiary shall be directed to the individual?s last known address on the Employer?s records.
            8.11        Section 409A of the Code.
                  (a)        The Plan is intended to comply with the applicable requirements of section 409A of the Code and related guidance, and shall be administered in accordance with such. Notwithstanding anything in the Plan to the contrary, form and timing of distributions from the Plan may only be made under the Plan upon an event and in a manner permitted by section 409A of the Code. To the extent that any provision of the Plan would cause a conflict with the requirements of section 409A of the Code, or would cause the administration of the Plan to fail to satisfy the requirements of section 409A, such provision shall be deemed null and void.
In no event shall a Participant, directly or indirectly, designate the calendar year of payment.
Notwithstanding anything in the Plan to the contrary, in no event may a Specified Employee commence receipt of his benefit under the Plan on account of a Separation From Service prior to the date that is six months from his Separation Date.
                  (b)        Each Participant who was actively employed by an Employer on
December 20, 2008, but had not commenced receipt of his or her benefit under the Plan, received a distribution under the Plan in 2008 to pay the employee portion of the Federal Insurance
Contributions Act (FICA) tax imposed under section 3101 of the Code on benefits as accelerated under section 3121(v)(2) of the Code and the regulations thereunder, and to pay the income tax at source on wages imposed under section 3401 of the Code and the corresponding withholding provisions of applicable state, local and foreign tax laws as a result of the payment of the FICA amount, and to pay the additional FICA taxes and income tax at source on wages attributable to the pyramiding of the wages and taxes. The total payment made pursuant to this subsection did not exceed the aggregate FICA amount and the income tax withholding related to the FICA tax acceleration under section 3121(v)(2) of the Code or the amount permitted under Treas. Reg.
section 1.409A-3(j)(4)(vi).
            IN WITNESS WHEREOF, this The Pep Boys ? Manny, Moe & Jack Executive
Supplemental Retirement Plan for Legacy Plan Participants is hereby executed effective as of the
19th day of December, 2008.
            /s/ THE PEP BOYS ? MANNY, MOE & JACK
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